Exhibit 99

                      Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    Targeted Genetics Corporation (TGEN)


Date of Earliest
Transaction Required
to be Reported:            3/31/04


Signature:                   /s/  Kevin Insley
                           Name:  Kevin Insley
                           Title:    President
                           ELAN INTERNATIONAL SERVICES, LTD.